UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2008
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2008, Luby's, Inc. (the "Company") entered into amendments to the Employment Agreements dated November 9, 2005 and as amended on October 29, 2007 (the "Agreements") between the Company and each of Christopher J. Pappas and Harris J. Pappas (together, the "Executives") to extend the term of each agreement by one year to August 31, 2010.  The amendments to the Agreements did not change any other terms of the Agreements.

These amendments were unanimously approved by the Company's Board of Directors and by the Company's Nominating and Corporate Governance Committee, which is comprised solely of independent directors.

The foregoing descriptions of the amendments to the Agreements do not purport to be complete and are qualified in their entirety by reference to the amendments to the Agreements, the Purchase Agreement and the Rights Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.                      Description

10.1	Amendment No. 2 dated as of November 19, 2008 to Employment Agreement dated as of March 9, 2001 and as amended on October 29, 2007 between Luby's, Inc. and Christopher J. Pappas.

10.2	Amendment No. 2 dated as of November 19, 2008 to Employment Agreement dated as of March 9, 2001 and as amended on October 29, 2007 between Luby's, Inc. and Harris J. Pappas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	November 21, 2008	By:	/s/Christopher J. Pappas

Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1	Amendment No. 2 dated as of November 19, 2008 to Employment Agreement dated as of March 9, 2001 and as amended on October 29, 2007 between Luby's, Inc. and Christopher J. Pappas.

10.2	Amendment No. 2 dated as of November 19, 2008 to Employment Agreement dated as of March 9, 2001 and as amended on October 29, 2007 between Luby's, Inc. and Harris J. Pappas.